Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
SOCIETE GENERALE                            13-3557071      603,708,310
BANK OF AMERICA SECURITIES LLC              56-2058405      411,156,636
BARCLAYS CAPITAL INC.                       05-0346412      306,377,542
JPMORGAN CHASE & CO.                        13-3224016      265,803,525
RBS SECURITIES, INC.                        13-3272275      260,961,548
ICAP CORPORATES                             00-0000000      232,020,406
CITIGROUP INC.                              52-1568099      193,660,315
CREDIT AGRICOLE                             00-0000000      189,000,000
DEUTSCHE BANK SECURITIES, INC.              13-2730328      148,684,654
BANK OF NEW YORK MELLON                     00-0000000      120,816,855






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
SOCIETE GENERALE                            13-3557071                0
BANK OF AMERICA SECURITIES LLC              56-2058405        7,837,890
BARCLAYS CAPITAL INC.                       05-0346412        8,162,679
JPMORGAN CHASE & CO.                        13-3224016       13,599,840
RBS SECURITIES, INC.                        13-3272275          408,660
ICAP CORPORATES                             00-0000000                0
CITIGROUP INC.                              52-1568099       14,355,027
CREDIT AGRICOLE                             00-0000000                0
DEUTSCHE BANK SECURITIES, INC.              13-2730328        3,946,765
BANK OF NEW YORK MELLON                     00-0000000          371,245




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    3,802,875,684 D. Total Sales: 163,736,994


                               SCREEN NUMBER : 12